SECURITIES AND EXCHANGE COMMISSION

                   Washington, DC  20549


                          Form 8-K


                       Current Report


 Pursuant to Section 13 or 15(d) of the Securities Exchange
                        Act of 1934


Date of Report (Date of earliest event reported):
                        July 2, 1998
                      ----------------


                      MATEC Corporation
-----------------------------------------------------------
    (Exact name of registrant as specified in charter)


          Maryland              1-4184         06-0737363
----------------------------   ---------     --------------
State or other jurisdiction    (Commission    (IRS Employer
     of incorporation)        File Number)   Identification
                                                   No.)

            75 South Street, Hopkinton, MA  01748
-----------------------------------------------------------
          (Address of principal executive offices)

Registrant's telephone number, including area code:
                       (508) 435-9035
                       ---------------

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Item 5. Other Events

          The merger of MATEC Corporation, a Delaware corporation, into a newly formed Maryland corporation, also named MATEC Corporation, changing the state of incorporation of Registrant from Delaware to Maryland was effective July 2, 1998. The reincorporation does not result in any change in the Registrant's business, management, policies, assets, liabilities or result in any changes in ownership of the Common Stock of the Registrant except that holders of records of less than 100 shares of the Common Stock of Registrant at the effective date ceased to be stockholders of Registrant.

          Such holders received cash equal to $4.03 per share (the average daily closing price per share of the Common Stock of Registrant on the American Stock Exchange for the ten trading days immediately preceding the effective date of the merger). At July 2, 1998 there were 1690 shareholders of Registrant owning of record less than 100 shares holding an aggregate of 35,705 shares of Common
Stock of Registrant representing 1.3% of the Common Stock outstanding.

                          SIGNATURE


     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              MATEC Corporation



                              By: /s/ Michael J. Kroll
                              ------------------------
                              Michael J. Kroll,
                              Vice President and Treasurer

Date: July 14, 1998


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